UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2006

LML PAYMENT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

LML Patent Corp., an indirect wholly-owned subsidiary of LML Payment Systems Inc. (collectively, the “Registrant”) entered into a Settlement and License Agreement (the “Agreement”) with NOVA Information Systems Inc. ( “NOVA”). The Agreement is effective April 3, 2006.

In connection with the Agreement, NOVA agreed to pay the Registrant a release fee in an amount equal to $180,000 U.S. for a release from any and all causes of action related to the Registrant’s Licensed Patents which may have arisen prior to April 3, 2006.

In addition, NOVA agreed to pay the Registrant an amount equal to $220,000 U.S. as consideration for the Registrant entering into a license grant to NOVA for a non-exclusive, fully-paid license to the Registrant’s patents for electronic check conversion, including Registrant’s U.S. Patent Nos. 6,354,491; 6,283,366; 6,164,528; and 5,484,988 (collectively, the “LML Licensed Patents”) including any continuations, continuations-in-part, divisionals, extensions, reexaminations, reissues or renewals thereof, and specifically including any reissues of what was U.S. Patent No. 6,546,129. The license term expires on the date of expiration of the Licensed Patents.

The remainder of the Agreement is subject to a confidentiality provision.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements:

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

99.1	News Release issued by the Registrant on April 3, 2006 (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn Gaines
By: Carolyn Gaines
Corporate Secretary
Date: April 6, 2006